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                                                                   EXHIBIT 23.11


                     CONSENT OF WEIL, GOTSHAL & MANGES LLP

The Board of Directors

Chancellor Radio Broadcasting Company



     We hereby consent to the use in the Registration Statement on Form S-4 of Evergreen Media Corporation of Los Angeles of our form of opinion related to tax matters, appearing as Exhibit 8.2 to the Registration Statement, to the description therein of such form of opinion, and to the references therein to us under the headings "The Merger -- Certain Federal Income Tax Consequences."


                                            WEIL, GOTSHAL & MANGES LLP

Dallas, Texas

August 1, 1997